Exhibit 4.56

Prepared by me

/s/
CONVEYANCER
KEW B.M.

Covering Mortgage Bond

In favour of –

EMERALD PANTHER INVESTMENTS 91 PROPRIETARY LIMITED

REGISTRATION NUMBER 2012/050034/07

BE IT HEREBY MADE KNOWN –

THAT

a duly appointed Conveyancer MPUMALANGA, appeared before me, the REGISTRAR OF DEEDS, at Nelspruit, he, the said Appearer, being duly authorised thereto by a Power of Attorney granted to him by –

EVANDER GOLD MINES LIMITED

Registration Number 1963/006226/06

(“the Mortgagor”)

signed at Johannesburg on 30 November 2012 which said Power of Attorney, witnessed in accordance with Law, was this day exhibited to me and is now filed in my office.

AND THE APPEARER declared that –

(i)	Whereas the Mortgagor is or may hereafter become indebted to –

EMERALD PANTHER INVESTMENTS 91 PROPRIETARY LIMITED

REGISTRATION NUMBER 2012/050034/07

its successors in title or assigns

(“the Mortgagee”)

which indebtedness has arisen or will arise from the causes more fully set out below;

(ii)	The Mortgagee requires such indebtedness to be secured by the hypothecation of the immovable property referred to in this bond as a continuing covering security.

NOW THEREFORE the APPEARER declared and acknowledged the Mortgagor is or may hereinafter become truly and lawfully indebted and held and firmly bound to and in favour of the Mortgagee in the sum of –

1	R1 000 000 000 (ONE BILLION RAND)

(“the capital sum”)

arising from and being in respect of every indebtedness or obligation of the Mortgagor to the Mortgagee arising in terms of or in connection with the Security Agreement to be concluded between the Mortgagor and the Mortgagee, which secures obligations in terms of a Sale of Shares and Claims Agreement dated 30 May 2012 between Harmony Gold Mining Company Limited, the Mortgagor, Mortgagee and Pan African Resources plc (“Sale Agreement”) –

2	R200 000 000 (TWO HUNDRED MILLION RAND)

(“the additional sum”)

being in respect of interest accruing on the Capital Sum in terms of the Security Agreement as read with the Sale Agreement, the costs of preserving and realising the mortgaged property, any insurance premiums paid or payable by the Mortgagor in respect of the mortgaged property, all costs of whatever nature which the Mortgagee may incur and all amounts which the Mortgagee may disburse on the Mortgagor’s behalf and which costs and disbursements are recoverable from the Mortgagor in terms of this bond and also such other costs, charges, premiums, expenses and future debts generally which may be claimable from the Mortgagor under this bond (including, without limitation, legal fees on an attorney and own client scale), all of which are secured up to an amount but not exceeding the said additional sum.

AND THE APPEARER, on behalf of the Mortgagor, renounced the legal exceptions non numeratae pecuniae, non causa debiti, errore calculi, revision of accounts and no value received, and the benefit of excussion et divisionis and where applicable the benefit of de duobus vel pluribus reis debendi, with the force and effect of which he declared the Mortgagor to be fully acquainted, and all other exceptions which could or might be taken to the Mortgagee’s claim for payment of all or any of the amounts secured hereunder, and hereby promised and undertook to pay to the Mortgagee the capital owing together with interest thereon calculated as hereinafter set forth and all other amounts secured hereunder.

AND AS SECURITY for the payment of –

(i)	the capital sum;

(ii)	all interest claimable by the Mortgagee from the Mortgagor; and

(iii)	the additional sum,

the Appearer hereby declared to bind specially as a FIRST mortgage in favour of the Mortgagee the following immovable property –

1.	PORTION 37 (A PORTION OF PORTION 33) OF THE FARM WINKELHAAK NO. 135, Registration Division 1.S., Province of MPUMALANGA

MEASURING 117,3502 (ONE HUNDRED AND SEVENTEEN COMMA THREE FIVE ZERO TWO) HECTARES

HELD BY DEED OF TRANSFER NO. T2967811964 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

2.	REMAINING EXTENT OF PORTION 93 OF THE FARM WINKELHAAK 135 Registration Division 1.S., Province of MPUMALANGA

MEASURING 545,0827 (FIVE HUNDRED AND FORTY FIVE COMMA ZERO EIGHT TWO SEVEN) HECTARES

HELD BY CERTIFICATE OF CONSOLIDATED TITLE T3043911966 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

3.	THE FARM LEEUWSPRUIT 134,

Registration Division I.S., Province of MPUMALANGA

MEASURING 530,9998 (FIVE HUNDRED AND THIRTY COMMA NINE NINE NINE EIGHT) HECTARES

HELD BY DEED OF TRANSFER NO. 738862/1965 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

4.	PORTION 13 (A PORTION OF PORTION 3) OF THE FARM WINKELHAAK 135 Registration Division I.S., Province of MPUMALANGA

MEASURING 303,0025 (THREE HUNDRED AND THREE COMMA ZERO ZERO TWO FIVE) HECTARES

HELD BY DEED OF TRANSFER NO. 143031/1997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

5.	REMAINING EXTENT OF PORTION 55 (A PORTION OF PORTION 6) OF THE FARM WINKELHAAK 135, Registration Division LS., Province of MPUMALANGA

MEASURING 52,9895 (FIFTY TWO COMMA NINE EIGHT NINE FIVE) HECTARES

HELD BY DEED OF TRANSFER NO. 143031/1997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

6.	REMAINING EXTENT OF PORTION 2 OF THE FARM DRIEFONTEIN 137, Registration Division I.S., Province of MPUMALANGA

MEASURING 196,6032 (ONE HUNDRED AND NINETY SIX COMMA SIX NOUGHT THREE TWO) HECTARES

HELD BY DEED OF TRANSFER NO. T4303111997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

7.	REMAINING EXTENT OF PORTION 6 OF THE FARM DRIEFONTEIN 137 Registration Division I.S., Province of MPUMALANGA

MEASURING 580,6653 (FIVE HUNDRED AND EIGHTY COMMA SIX SIX FIVE THREE) HECTARES

HELD BY DEED OF TRANSFER NO. 143031/1997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

8.	REMAINING EXTENT OF PORTION 12 (A PORTION OF PORTION 3) OF THE FARM DRIEFONTEIN 137 Registration Division I.S., Province of MPUMALANGA

MEASURING 41,5600 (FORTY ONE COMMA FIVE SIX NOUGHT NOUGHT) HECTARES

HELD BY DEED OF TRANSFER NO. T43031/1997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

9.	REMAINING EXTENT OF PORTION 14 (A PORTION OF PORTION 13) OF THE FARM DRIEFONTEIN 137 Registration Division I,S., Province of MPUMALANGA

MEASURING 196,6207 (ONE HUNDRED AND NINETY SIX COMMA SIX TWO ZERO SEVEN) HECTARES

HELD BY DEED OF TRANSFER NO. 143031/1997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

10.	PORTION 25 (A PORTION OF PORTION 6) OF THE FARM DRIEFONTEIN 137, Registration Division I.S., Province of MPUMALANGA

MEASURING 991 (NINE HUNDRED AND NINETY ONE) SQUARE METRES HELD BY DEED OF TRANSFER NO. T4303111997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

11.	PORTION 8 (A PORTION OF PORTION 2) OF THE FARM ZANDFONTEIN 130, Registration Division I.S., Province of MPUMALANGA

MEASURING 186,7673 (ONE HUNDRED AND EIGHTY SIX COMMA SEVEN SIX SEVEN THREE ) HECTARES

HELD BY DEED OF TRANSFER NO. 143683/1997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

12.	PORTION 9 (A PORTION OF PORTION 2) OF THE FARM ZANDFONTEIN 130, Registration Division I.S., Province of MPUMALANGA

MEASURING 186,7673 (ONE HUNDRED AND EIGHTY SIX COMMA SEVEN SIX SEVEN THREE) HECTARES

HELD BY DEED OF TRANSFER NO, T43683/1997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

13.	REMAINING EXTENT OF PORTION 2 OF THE FARM WITKLEIFONTEIN 131 Registration Division I.S., Province of MPUMALANGA

MEASURING 40,8132) HECTARES

HELD BY DEED OF TRANSFER NO. T43683/1997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

14.	REMAINING EXTENT OF PORTION 3 OF THE FARM WITKLEIFONTEIN 131, Registration Division LS., Province of MPUMALANGA

MEASURING 234,6356 (TWO HUNDRED AND THIRTY FOUR COMMA SIX THREE FIVE SIX) HECTARES

HELD BY DEED OF TRANSFER NO. T4368311997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

15.	PORTION 4 OF THE FARM WITKLEIFONTEIN 131, Registration Division I.S., Province of MPUMALANGA

MEASURING 224,8468 (TWO HUNDRED AND TWENTY FOUR COMMA EIGHT FOUR SIX EIGHT) HECTARES

HELD BY DEED OF TRANSFER NO. T43683/1997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

16.	REMAINING EXTENT OF THE FARM GROOTSPRUIT 279, Registration Division LS., Province of MPUMALANGA

MEASURING 184,2244 (ONE HUNDRED AND EIGHTY FOUR COMMA TWO TWO FOUR FOUR) HECTARES

HELD BY DEED OF TRANSFER NO. 14368311997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

17.	REMAINING EXTENT OF PORTION 3 OF THE FARM GROOTSPRUIT 279, Registration Division LS., Province of MPUMALANGA

MEASURING 91,5947 (NINETY ONE COMMA FIVE NINE FOUR SEVEN) HECTARES

HELD BY DEED OF TRANSFER NO. T43683/1997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

18.	PORTION 5 OF THE FARM GROOTSPRUIT 279, Registration Division I.S,, Province of MPUMALANGA

MEASURING 92,6297 (NINETY TWO COMMA SIX TWO NINE SEVEN) HECTARES

HELD BY DEED OF TRANSFER NO. T43683/1997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

19.	REMAINING EXTENT OF PORTION 2 OF THE FARM LANGVERWACHT 282, Registration Division I.S., Province of MPUMALANGA

MEASURING 71,6538 (SEVENTY ONE COMMA SIX FIVE THREE EIGHT) HECTARES

HELD BY DEED OF TRANSFER NO. 143683/1997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

20.	THE FARM GOEDVERWACHTING 287,

Registration Division 1.S., Province of MPUMALANGA

MEASURING 79,2806 (SEVENTY NINE COMMA TWO EIGHT ZERO SIX) HECTARES

HELD BY DEED OF TRANSFER NO. 143683/1997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

21.	PORTION 86 (A PORTION OF PORTION 33) OF THE FARM WINKELHAAK 135, Registration Division LS., Province of MPUMALANGA

MEASURING 213,2237 (TWO HUNDRED AND THIRTEEN COMMA TWO TWO THREE SEVEN) HECTARES

HELD BY DEED OF TRANSFER NO. T48266/1965 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

22.	PORTION 7 (A PORTION OF PORTION 6) OF THE FARM WATERVALSHOEK 350, Registration Division I.R., Province of MPUMALANGA

MEASURING 34,2613 (THIRTY FOUR COMMA TWO SIX ONE THREE ) HECTARES

HELD BY DEED OF TRANSFER NO. 152084/1999 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

23.	PORTION 22 (A PORTION OF PORTION 12) OF THE FARM DRIEFONTEIN 137 Registration Division I.S., Province of MPUMALANGA

MEASURING 79,3809 (SEVENTY NINE COMMA THREE EIGHT ZERO NINE) HECTARES

HELD BY DEED OF TRANSFER NO. T52084/1999 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

24.	PORTION 23 (A PORTION OF PORTION 12) OF THE FARM DRIEFONTEIN 137,

Registration Division I.S., Province of MPUMALANGA

MEASURING 79,3675 (SEVENTY NINE COMMA THREE SIX SEVEN FIVE) HECTARES

HELD BY DEED OF TRANSFER NO. 15208411999 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

25	REMAINING EXTENT OF THE FARM WITKLEIFONTEIN 131,

Registration Division LS., Province of MPUMALANGA

MEASURING 241,2936 (TWO HUNDRED AND FORTY ONE COMMA TWO NINE THREE SIX) HECTARES

HELD BY DEED OF TRANSFER NO. 152084/1999 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

26.	PORTION 7 (A PORTION OF PORTION 2) OF THE FARM RIETFONTEIN 313 Registration Division I.R., Province of MPUMALANGA

MEASURING 142,3242 (ONE HUNDRED AND FORTY TWO COMMA THREE TWO FOUR TWO) HECTARES

HELD BY DEED OF TRANSFER NO. 15208411999 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

27.	PORTION 8 OF THE FARM RIETKUIL 531, Registration Division I.R., Province of MPUMALANGA

MEASURING 4283 (FOUR THOUSAND TWO HUNDRED AND EIGHTY THREE) SQUARE METRES

HELD BY DEED OF TRANSFER NO. T53846/1997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

28.	REMAINING EXTENT OF PORTION 3 OF THE FARM ZANDFONTEIN 130 137 Registration Division I.S., Province of MPUMALANGA

MEASURING 377,4183 (THREE HUNDRED AND SEVENTY SEVEN COMMA FOUR ONE EIGHT THREE) HECTARES

HELD BY DEED OF TRANSFER NO. 153846/1997 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

29.	PORTION 84 (A PORTION OF PORTION 31) OF THE FARM WINKELHAAK 135

Registration Division I.S., Province of MPUMALANGA

MEASURING 22,2698 (TWENTY TWO COMMA TWO SIX NINE EIGHT) HECTARES

HELD BY DEED OF TRANSFER NO. T957711969 SUBJECT TO THE CONDITIONS THEREIN CONTAINED

(“the mortgaged property”)

HELD BY DEED OF TRANSFER NO. T

SUBJECT TO THE CONDITIONS THEREIN CONTAINED.

(“the mortgaged property”)

AND THE APPEARER DECLARED to bind the Mortgagor to the following terms and conditions, namely –

1	CONTINUING COVERING SECURITY

This bond is a continuing covering security for all and any sum or sums of money which may now or in the future be owing to or claimable by the Mortgagee from any cause mentioned in this bond, and remains of full force and effect until cancelled in the deeds registry notwithstanding any fluctuation in, or temporary extinction of, the Mortgagor’s indebtedness to the Mortgagee from time to time.

2	PLACE OF PAYMENT

2.1	All payments which become payable hereunder shall be made in South African currency by electronic transfer or in such other manner as the Mortgagee may advise the Mortgagor from time to time.

2.2	Each payment received shall be appropriated first to any indebtedness of the Mortgagor other than capital and interest, then towards interest, and the balance, if any, shall thereafter be appropriated to the capital sum, notwithstanding any allocation by the Mortgagor of such payment.

3	INTEREST

3.1	All amounts which may or will become owing or payable by the Mortgagor to the Mortgagee in terms of this Bond shall bear interest at a rate or rates provided for in any agreement between the Mortgagee and Mortgagor relating to the indebtedness of the Mortgagor for which this Bond is security or at a rate/s specified by the Mortgagee and agreed to by the Mortgagor.

3.2	Should any dispute arise between the Mortgagee and the Mortgagor as to the rate or rates of interest applicable at any time or applicable in respect of any amount owing or payable by the Mortgagor or secured by this Bond, a certificate issued by a director of the Mortgagee shall be prima facie proof of the rate concerned.

4	INSURANCE

4.1	The Mortgagor shall insure all improvements on the mortgaged property and keep them insured for a sum, and by a registered insurer, approved by the Mortgagee against risk of loss or damage from fire and any other risk which the Mortgagee at any time directs in writing and shall cede the resulting policy or policies to the Mortgagee as collateral security for all indebtedness hereunder.

4.2	Should the improvements not be insured or should any insurance not be maintained, the Mortgagee is entitled but not obliged to insure and/or pay the premiums on behalf of the Mortgagor, and any money so disbursed shall be refunded by the Mortgagor on demand.

4.3	All monies received under any insurance hereunder will in the sole discretion of the Mortgagee be applied either in partial or full payment of the indebtedness of the Mortgagor under this bond or in the restoration under such conditions as the Mortgagee may lay down, of that which has been damaged or destroyed by any causes covered by such insurance.

5	IMPROVEMENTS

5.1	The Mortgagor shall, until such time as this bond is cancelled, keep all improvements on the mortgaged property in good order and repair.

5.2	The Mortgagee or its duly appointed agents are entitled at all reasonable times, at the cost of the Mortgagor, to enter upon and inspect the mortgaged property for the purpose of ascertaining if the aforesaid condition of keeping all improvements on the mortgaged property in good order and repair is being fully complied with.

5.3	Should the improvements not be kept in good order and repair the Mortgagee is entitled but not obliged to effect the necessary repairs or to cause any repairs to be done on behalf of the Mortgagor, and the costs of the Mortgagee in repairing the improvements and any money disbursed by the Mortgagee in procuring that the necessary repairs be effected shall be refunded by the Mortgagor on demand.

6	RATES, TAXES & LEVIES

6.1	The Mortgagor shall promptly pay all rates, taxes, site rentals, licences, service and other charges levied and to be levied at any time in respect of the mortgaged property by any Governmental, local or other competent authority or, where applicable, a leasehold grantor, and on demand produce the receipts therefor to the Mortgagee.

6.2	Should any of the aforesaid rates, taxes, site rentals, licences, service and other charges levied and to be levied not be paid on due date, the Mortgagee is entitled but not obliged to pay any amount so levied and any monies so disbursed shall be refunded by the Mortgagor on demand.

7	TITLE DEEDS AND LETTING OF PROPERTY

7.1	The title deeds of the mortgaged property will be lodged and remain with the Mortgagee until this bond is cancelled and the mortgaged property will not be further burdened in any way without the written consent of, and on the conditions prescribed by the Mortgagee.

7.2	The mortgaged property or any portion thereof shall not be let for a longer period than 5 (FIVE) consecutive months without the prior written consent of the Mortgagee.

8	CESSION OF RENTALS AND REVENUES

Should the Mortgagee give its consent to the letting of the mortgaged property, the Mortgagor cedes, transfers and assigns to the Mortgagee all the Mortgagor’s rights, title and interest in and to all rentals and other revenues of whatsoever nature, which may accrue from the mortgaged property as additional security for the due repayment by the Mortgagor of all amounts owing to or claimable by the Mortgagee at any time in terms of this bond, with the express right in favour of the Mortgagee irrevocably and in rem suam -

8.1	to institute proceedings against lessees for the recovery of unpaid rentals, and/or eviction from the mortgaged property;

8.2	to let the mortgaged property or any part thereof, to cancel or renew and enter into leases in such manner as the Mortgagee decides, to evict any trespasser or other person from the mortgaged property;

8.3	to collect on behalf of the Mortgagor any monies payable in respect of the alienation by the Mortgagor of the mortgaged property or any portion thereof;

provided, however, that the cession, transfer, assignment and authorities and powers specified above shall not be acted upon by the Mortgagee without the written consent of the Mortgagor unless clause 8.1 hereof has become applicable and in that event the Mortgagee is further entitled to charge a commission of 5 (FIVE) percentum of the gross amount of all rentals and other revenues collected and to recover such commission under this bond.

9	BREACH

9.1	In the event of –

9.1.1	the Mortgagor at any time defaulting in the payment of any amount due and payable to the Mortgagee the payment of which is secured by this bond, or the liability for which payment arises in terms hereof, or being in breach of any other obligation whatsoever to the Mortgagee, whether arising in terms of this bond, the indemnity agreement or otherwise howsoever, and failing to remedy such default or breach on demand; or

9.1.2	the mortgaged property being declared specially executable and excused by legal process; or

9.1.3	the Mortgagor becomes (whether voluntarily or otherwise) subject to any provisional or final order for its sequestration, curatorship, liquidation, winding-up, judicial management, business rescue or is made subject to any similar disability or is deregistered; or

9.1.4	the Mortgagor compromises, or offers to compromise, with its creditors generally; or

9.1.5	the Mortgagor materially breaches any material provision of the Security Agreement and fails to remedy such breach within fourteen days after the Mortgagor has called for such remedy in writing; or

9.1.6	the Mortgagor failing to comply punctually and fully with its obligations to any of its existing or future creditors or to any existing or future lessor of any movable goods in terms of any agreement with such lessor such that any such creditor or lessor becomes entitled to –

9.1.6.1	attach or realise any of the Mortgagor’s assets; or

9.1.6.2	obtains any judgement against the Mortgagor,

9.1.7	any of the circumstances or events referred to in 9.1.1 to 9.1.6 above arising or occurring at any time in relation not to the Mortgagor, but to anybody else for whose obligations the Mortgagor is for the time being liable or bound to the Mortgagee, whether as surety for and/or co-principal debtor with such other person or otherwise howsoever, the Mortgagee shall be entitled, but not obliged, notwithstanding any prior waiver or anything to the contrary in this Bond contained or otherwise agreed, and without prejudice to any other right or remedy which the Mortgagee may under the circumstances have, whether in terms hereof or otherwise –

9.1.8	to claim and recover from the Mortgagor forthwith all or any sums for the time being secured by this Bond, whether then due for payment or not; and/or

9.1.9	to have the mortgaged property excused by legal process; and/or

9.1.10	to proceed for provisional sentence or final judgment, to execute on all or any of the assets of the Mortgagor hypothecated hereunder; and/or

9.1.11	to employ such other remedies and to take such other steps against the Mortgagor as are in law allowed;

provided that whatever costs and expenses may be incurred by the Mortgagee, including costs on the scale as between attorney and own client, in so doing shall be recoverable from the Mortgagor on demand or, as the Mortgagee may decide, be paid out of any moneys owing to the Mortgagor recovered by the Mortgagee, and that the nett recoveries of the Mortgagee shall be applied by the Mortgagee in reduction or satisfaction, as the case may be, of any indebtedness hereby secured, and any surplus remaining thereafter shall be paid over by the Mortgagee to the Mortgagor.

9.2	Should the provisions of this clause 9 become applicable, the Mortgagee is further entitled and is hereby authorised to surrender any policy or policies of assurance which is/are ceded or made payable to the Mortgagee as collateral security and to appropriate the surrender value on account of the amount owing to the Mortgagee or secured under this bond.

10	CERTIFICATE OF INDEBTEDNESS

A certificate signed by any director, manager, company secretary or accountant for the time being of the Mortgagee (whose appointment or authority it shall not be necessary to prove) shall constitute prima facie evidence of the outstanding balance owing and/or due and payable by the Mortgagor to the Mortgagee and/or the rate of interest payable by the Mortgagor and/or any other amount owing and/or due and payable by the Mortgagor to the Mortgagee in terms hereof and/or any other matter arising from or related to this bond. Such certificate shall be prima facie proof of the contents thereof for the purpose of provisional sentence, motion proceedings, default judgment proceedings or any other legal proceedings by the Mortgagee against the Mortgagor in terms hereof.

11	DOMICILIUM

The Mortgagor chooses domicilium citandi et executandi at the following address –

Block 18

Randfontein Office Park

Cnr Main Reef Road & Ward

Avenue Randfontein

and any notice or other document or legal process to be given, sent or delivered under this bond shall be regarded as sufficiently given, sent or delivered to the Mortgagor if delivered at the aforesaid address or sent by prepaid registered post to such address, in which latter case it shall be presumed to have been received on the fifth day following the date of posting unless the contrary is proved.

12	RIGHT OF LEASEHOLD

In the event that the mortgaged property is a right of leasehold granted in terms of the Black Communities Development Act No. 4 of 1984, as amended, references in this bond to the mortgaged property, the mortgaged property and buildings or other improvements of whatsoever nature erected or to be erected on the mortgaged property shall, unless otherwise required by the context, include respectively, the land in respect of which the right of leasehold is granted and all buildings or other improvements erected or to be erected on such land.

13	JURISDICTION

13.1	The Mortgagor agrees that any legal action or proceedings arising out of or in connection with this bond may be brought against it in the High Court of South Africa (Witwatersrand Local Division) (or any successor to that court) and irrevocably submits to the non-exclusive jurisdiction of such court. The Mortgagor irrevocably waives any objection it may now or hereafter have that such action or proceeding has been brought in an inconvenient forum. Nothing herein shall affect any of the rights of the Mortgagee to serve process in any manner permitted by law. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of each of the Mortgagee to take proceedings against the Mortgagor in whatever other jurisdiction the Mortgagee considers appropriate nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

13.2	The Mortgagor irrevocably and unconditionally –

13.2.1	agrees that if the Mortgagee brings legal proceedings against it or its assets in relation to this bond no immunity (including, without limitation, sovereign immunity) from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to Judgment, other attachment, the obtaining of Judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

13.2.2	waives any right of immunity from suit which it or its assets now has or may in the future acquire in connection with any action against it based on this bond; and

13.2.3	consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or Judgment which may be made or given in such proceedings.

14	EXPROPRIATION

In the event that the whole or any portion of the mortgaged property is expropriated under any law or the whole or any portion thereof taken under the provisions of any law, Provincial Ordinance or by-law for road-widening purposes, or any other purpose whatsoever by any competent authority, the Mortgagor appoints the Mortgagee, irrevocably and in rem suam, to receive all compensation monies payable in respect thereof as well as to make all claims and sign all such documents in regard thereto. The Mortgagee will account to the Mortgagor in respect of all amounts received after deduction of all sums owing in terms of this bond, including legal costs incurred by the Mortgagee in invoking its rights pursuant to this clause.

15	CESSION OF MORTGAGE BOND

The Mortgagee shall be entitled at any time to cede any or all of its rights under the mortgage bond to any person or persons and to register such cession in the appropriate Deeds Registry and the Mortgagor hereby agrees and consents to any such cession or any increase in the number of Mortgagees.

16	MISCELLANEOUS

16.1	No relaxation or indulgence which the Mortgagee may grant the Mortgagor shall in any way prejudice or be deemed to be a waiver of its rights hereunder.

16.2	The Mortgagor hereby agrees that should it commit any act which may render it liable to be wound up or fail to comply timeously with any law existing at any time whereby provision is made for the rendering of an annual return by the Mortgagor to any authority whatsoever and in particular, and without in any way limiting the generality of the aforegoing, to the Registrar of Companies, then and in such event such act or failure shall be deemed to be a material breach of the terms of the mortgage bond.

17	NON-VARIATION

No agreement varying any of the terms or conditions of this bond shall be of any force or effect unless reduced to writing and signed by the Mortgagor and the Mortgagee, and should the Mortgagee so require, such agreement shall be incorporated in a variation agreement prepared by the Mortgagee’s conveyancers and registered in the relevant Deeds Registry at the cost of the Mortgagor.

18	COSTS

The Mortgagee shall pay all legal expenses, costs and charges in drawing and completing the Power of Attorney and this bond and procuring the registration thereof, and the costs of cancellation of this bond, including any powers of attorney and other documents necessary for that purpose, and in general all costs, including costs between attorney and client and collection commission, which may arise out of or in connection with this bond. All legal work necessary shall be performed and all necessary documents in connection with this bond and the cancellation thereof shall be drawn and registration hereof effected by the Mortgagee’s conveyancers.

IN WITNESS WHEREOF I, the said Registrar, together with the Appearer q.q. have subscribed to these presents, and have caused my seal of office to be affixed thereto.

THUS DONE AND EXECUTED at the office of the REGISTRAR OF DEEDS MPUMALANGA at Nelspruit, on

q.q.

In my presence,

REGISTRAR OF DEEDS